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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated March 25, 1994, included in this Form S-3 Registration Statement of SPX Corporation and to all references to Arthur Andersen & Co., included in or made part of this filing.

                                          ARTHUR ANDERSEN & CO.

Chicago, Illinois,
March 25, 1994